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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Sun Microsystems, Inc. 1990 Long Term Equity Incentive Plan of our report dated September 16, 2002, with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP

San Jose, California
November 15, 2002